Exhibit 4.10

AMENDMENT NO. 5 TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT (this “Amendment”), effective as of July 7, 2010, is entered into by and among:

(a)           Eastman Chemical Financial Corporation, a Delaware corporation, as Seller and as initial Servicer (“ECFC”),

(b)           SunTrust Robinson Humphrey, Inc., a Tennessee corporation, as TPF Agent and as co-administrative agent (in either such agency capacity “STRH”),

(c)           Three Pillars Funding LLC, a Delaware limited liability company (“TPF”)

(d)           SunTrust Bank, a Georgia banking corporation (“SunTrust”), as TPF Liquidity Bank, and

(e)           The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, individually as a Victory Liquidity Bank (“BTMU”), as Victory Agent (the “Victory Agent”) and as administrative agent (the “Administrative Agent”), with respect to the Amended and Restated Receivables Purchase Agreement dated as of July 9, 2008 by and among the parties hereto, TPF, Victory Receivables Corporation, SunTrust Bank, as TPF Liquidity Bank and BTMU, individually as a Victory Liquidity Bank, as Victory Agent and as Administrative Agent (as heretofore amended, the “Existing Agreement” which, as amended hereby, is hereinafter referred to as the “Agreement”).

Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Existing Agreement.

W I T N E S S E T H :

WHEREAS, effective on the date hereof, STRH, SunTrust and TPF withdraw from the Existing Agreement, and BTMU extends and increases its Commitment thereunder; and

WHEREAS, the parties are willing to agree to such modifications on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Amendments to Existing Agreement.

(a)           SunTrust’s Commitment is hereby reduced to $0, and each of SunTrust, STRH and TPF hereby withdraws from the Existing Agreement.  From and after the date hereof, none of SunTrust, STRH or TPF shall be required to be a party to any amendment, restatement or waiver of the Existing Agreement, any references in the Agreement to SunTrust, TPF, the TPF Agent, the TPF Group, any TPF Liquidity Bank or the Co-Administrative Agent shall be disregarded, and any references in the Agreement to the “Agents” or the “Co-Agents” shall be deemed to be references to the Administrative Agent or the Victory Agent, respectively, only.

(b)           BTMU’s Commitment is hereby increased to $200,000,000, and, accordingly, its Pro Rata Share is hereby increased to 100%.

(c)           The definition of “Co-Agents’ Fee Letter” in Exhibit I to the Existing Agreement is hereby amended and restated in its entirety to read as follows:

Exhibit 4.10

“Co-Agents’ Fee Letter” means that certain letter agreement dated as of July 7, 2010 between the Seller and BTMU, as amended, restated and/or otherwise modified from time to time.

(d)           The definition of “Liquidity Termination Date” in Exhibit I to the Existing Agreement is hereby amended to delete “July 7, 2010” where it appears and to substitute in lieu thereof “July 6, 2011”.

2. Representations and Warranties.

  In order to induce the other parties to agree to this Amendment, ECFC hereby represents and warrants that  (a) after giving effect to the amendments set forth in Section 1 above, the representations and warranties set forth in Section 5.1 of the Existing Agreement are true and correct in all material respects on and as of the date hereof,  and (b) no event has occurred and is continuing that constitutes a Servicer Default or Potential Servicer Default.

3. Conditions Precedent.

  This Amendment will become effective as of the date first above written upon receipt by the Administrative Agent of (a) counterparts of this Amendment, duly executed by each of the parties hereto, and (b) counterparts of the replacement Co-Agents’ Fee Letter, duly executed by ECFC and BTMU, and payment of the renewal fee referenced therein.

4. CHOICE OF LAW.

  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES.

5. WAIVER OF JURY TRIAL.

  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE AGREEMENT.

6. Binding Effect.

  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  A facsimile or .pdf copy of a signed counterpart hereof shall have the same force and effect as an original.

7. Counterparts.

  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<Signature pages follow>

Exhibit 4.10

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or signatories as of the date hereof.

EASTMAN CHEMICAL FINANCIAL CORPORATION, as Seller and Initial Servicer

By:
Name:
Title:

Exhibit 4.10

SUNTRUST ROBINSON HUMPHREY, INC., as TPF Agent and Co-Administrative Agent

By:
Name:
Title:

Exhibit 4.10

SUNTRUST BANK, as a TPF Liquidity Bank

By:
Name:
Title:

Exhibit 4.10

THREE PILLARS FUNDING LLC

By:
Name:
Title:

Exhibit 4.10

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Victory Liquidity Bank

By:
Name:
Title:

Commitment:  $200,000,000.00

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Victory Agent and Administrative Agent

By:
Name:
Title:

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